Exhibit 99

PPG Industries, Inc. One PPG Place Pittsburgh, Pa. 15272 USA www.ppg.com

News	Contact:
Jeff Worden 412-434-3046

Investors:
Douglas B. Atkinson 412-434-2120

PPG announces share repurchase;

directors set dividend

PITTSBURGH, Jan. 20, 2005 – As a result of strong earnings and cash flow announced earlier today, PPG Industries announced it expects to purchase up to $500 million of stock by year end under a previously authorized and announced share repurchase program.

Combined with the $100 million share repurchase completed late last year, PPG will have repurchased about 5 percent of the company’s outstanding shares by year end.

Since the mid-1980s the company has reduced its outstanding shares by more than 38 percent. That includes the repurchase of more than 36 million shares for $1.8 billion from 1994 through 1997.

Also today the board of directors declared a regular quarterly dividend of 45 cents a share, payable March 11 to shareholders of record Feb. 22.

PPG has paid uninterrupted dividends since 1899.

-22550-